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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in Aerogen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 22, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS